EXHIBIT 23(b)


                                  (LETTERHEAD)
                              ARTHUR ANDERSEN LLP







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sussex Bancorp:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 22, 1996 included in the Sussex County State Bank's annual report for the year ended December 31, 1995 which is included in Sussex Bancorp's filing on Form *B dated December 13, 1996 and to all references to our firm included in or made a part of this registration statement.




                                             /s/Arthur Andersen LLP
                                             ----------------------
                                                Arthur Andersen LLP


Roseland, New Jersey
January 23, 1997